EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Second quarter 2007 results date notification - 26 July 2007

Basingstoke, UK and Philadelphia, US – 18 July 2007– Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) will announce second quarter 2007 earnings on Thursday 26 July 2007.

Results press release will be issued at:	12:00 BST / 07:00 EDT
Investor meeting and conference call time:	14:00 BST / 09:00 EDT

Analyst meeting and conference call:
Matthew Emmens, Chief Executive Officer and Angus Russell, Chief Financial Officer will host the investor and analyst meeting and conference call at 14:00 BST/9:00 EDT. The venue for the meeting will be at the offices of Financial Dynamics, Holborn Gate, 26 Southampton Buildings, London WC2A 1PB.

Please email claire.rowell@fd.com to register to attend the analyst meeting in London.

The details of the conference call are as follows:

UK dial in:	0800 953 0810
US dial in:	1866 789 2220
International dial in:	+44 (0) 1452 560 068
Password/Conf ID:	10176864#
Live Webcast:*	http://gaia.world-television.com/shire/20070726/

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for one year.  Details are as follows:

UK dial in	0800 953 1533
US dial in	1866 247 4222
International dial in	+44 (0) 1452 55 00 00
Pin code	10176864#

Registered in England 2883758  Registered Office as above

Webcast replay:*	http://gaia.world-television.com/shire/20070726/

* Email verification is required

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160
	Heidi Wunder (North America)	+1 484 595 8970

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases.  The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.